EXHIBIT 99.1

Medalist Diversified, Inc. (NASDAQ: MDRR) Announces DST Sponsor Platform; Inaugural Tesla-Leased Offering Available to Accredited 1031 Investors

Richmond-based public company positions DST sponsorship as a core strategy.

RICHMOND, Va. — May 6, 2026 — Medalist Diversified, Inc. (NASDAQ: MDRR) (“Medalist” or the “Company”) today announced its Delaware Statutory Trust (“DST”) sponsor platform, operated through its wholly-owned subsidiary, MDRR Sponsor TRS, LLC (the “Sponsor”). Medalist, through the Sponsor, provides a publicly-traded platform to accredited 1031 exchange investors and their advisors, featuring SEC-reporting transparency, independent board governance and third-party due diligence on every offering.

The DST platform’s inaugural offering, MDRR XXV DST 1, is currently available only to accredited investors through registered broker-dealers and registered investment advisors. The DST offering is structured around a single-tenant, net-leased sales, service and delivery facility in Pensacola, Florida, leased to Tesla, Inc. (NASDAQ: TSLA). Tesla is rated investment-grade by S&P Global Ratings.

MDRR XXV DST 1 has completed independent third-party due diligence through recognized industry service providers, including FactRight and Mountain Dell Consulting. The DST property is a 45,461-square-foot facility that serves as Tesla’s sales, service and delivery hub for Northwest Florida and Southern Alabama and includes 20+ service bays, eight Supercharger stations, and more than 150 parking spaces. The offering is structured with approximately 47% loan-to-value financing and includes fixed-rate debt with coverage metrics consistent with institutional underwriting standards.

“We believe that Medalist is building a publicly-traded sponsor platform where investors, advisors, and broker-dealer partners have clear visibility into the sponsor’s financials through our publicly available SEC filings,” said Brent Winn, Chief Financial Officer.

“We are focused on sourcing investments characterized by institutional quality tenants, long-term leases and conservative use of leverage. For example, the MDRR XXV DST 1 investment was structured with a 47% loan-to-value ratio. Our approach emphasizes credit quality, lease structure, and capital discipline as core elements of our investment process,” said Peter Elwell, Managing Director, DST Investments.

The Sponsor continues to develop its broker-dealer and registered investment advisor distribution network and plans to continue to focus its underwriting strategy on single-tenant and multi-tenant commercial real estate leased to institutional tenants, principally in the Southeast, mountain states, and California.

“MDRR XXV DST 1 is currently being offered through participating broker-dealer and advisor relationships as we continue to expand our distribution network. We aim to provide our partners with access to institutional real estate investments through a platform operated within a publicly traded company, with public disclosures available regarding our financial condition and governance,” said Ron Nielsen, Executive Vice President, Sponsor Operations.

Medalist Diversified, Inc. | www.medalistdst.comPage 1 of 2

About Medalist Diversified

Medalist Diversified, Inc. (NASDAQ: MDRR) is a publicly-traded real estate company headquartered in Richmond, Virginia. Medalist sponsors DST offerings through its wholly-owned subsidiary, MDRR Sponsor TRS, LLC, targeting commercial real estate leased to institutional tenants, principally in the Southeast, mountain states and California. The Company reports quarterly and annually under the Securities Exchange Act of 1934, is audited by Cherry Bekaert LLP, and is overseen by a five-member board of directors, four of whom are independent. Medalist currently operates with no corporate-level debt and an estimated $40 million in sponsor-level net asset value. For more information, visit www.medalistdst.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s DST sponsor platform, planned and future offerings, 2026 pipeline, targeted capital raise, and target launch timelines. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied, including, without limitation, market conditions, tenant credit and performance, availability of acquisition opportunities, interest rates, regulatory developments, and investor demand. Medalist undertakes no obligation to update forward-looking statements. Investors should review the risks discussed in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

This announcement is not an offer to sell or a solicitation of an offer to buy any security. Any offering of DST interests is made only through a confidential Private Placement Memorandum provided to accredited investors who meet certain requirements and is subject to the risks and terms set forth therein. Prospective investors will be required to verify their accredited investor status in accordance with applicable securities laws. DST investments involve a high degree of risk, they are speculative, illiquid, and subject to risk of loss, including loss of principal and are not suitable for all investors. Projected distributions and other performance metrics are targets only, are based on assumptions set forth in the Private Placement Memorandum and are not guaranteed. Prospective investors should consult qualified legal, tax, and financial advisors before investing. The information set forth herein is qualified in its entirety by the Private Placement Memorandum. All prospective investors must read the Private Placement Memorandum and no person may invest without acknowledging receipt and complete review of the Private Placement Memorandum.

Media Contact

Ron Nielsen, Executive Vice President, Sponsor Operations

Medalist Diversified, Inc. | rnielsen@medalistdst.com

Investor Contact

Brent Winn, Jr., Chief Financial Officer

Medalist Diversified, Inc.

# # #

Medalist Diversified, Inc. | www.medalistdst.comPage 2 of 2